EXHIBIT FS-11

                               AMEREN CORPORATION
                                  BALANCE SHEET
                                   IN MILLIONS

                                                                    REPORTED       PROPERTY          PROPERTY         PRO FORMA
                                                                  DECEMBER 31,    TRANSFER TO      TRANSFER FROM     DECEMBER 31,
                                                                      2004       AMEREN FROM UE    AMEREN TO CIPS        2004
                                                                 -------------- ----------------  ----------------  --------------
Current Assets:
  Cash and cash equivalents                                       $          4                     $            -    $         4
  Accounts receivable - trade                                                -                5                (5)             -
  Unbilled revenue                                                           -                5                (5)             -
  Intercompany notes receivable                                            544                -                              544
  Miscellaneous accounts and notes receivable                               24                                                24
  Current portion of long-term notes receivable                             34                -                               34
  Other current assets                                                       -                2                (2)             -
                                                                 -------------- ----------------  ----------------  --------------
         Total Current Assets                                              606               12               (12)           606


Property & Plant, Net                                                        -               63               (63)             -


Investments and Other Non-Current Assets:
  Accumulated deferred income taxes                                          2                                                 2
  Other assets                                                           5,709              (69)               69          5,709
                                                                 -------------- ----------------  ----------------  --------------
          Total Investments and Other Non-Current Assets                 5,711              (69)               69          5,711

Regulatory Assets                                                            -                2                (2)             -

     TOTAL ASSETS                                                 $      6,317    $           8    $           (8)   $     6,317
                                                                 ==============  ===============  ================  =============


Current Liabilities:
  Current maturities of long-term debt                                                                               $         -
  Current portion of intercompany tax payable                                -                                                 -
  Accounts and wages payable                                                12                1                (1)            12
  Taxes accrued (receivable)                                               (15)               1                (1)           (15)
  Other current liabilities                                                 18                1                (1)            18
                                                                 -------------- ----------------  ----------------  -------------
           Total Current Liabilities                                        15                3                (3)            15

Long-term Debt, Net                                                        445                                               445


Deferred Credits and Other Non-Current Liabilities:
  Accumulated deferred income taxes, net                                     4                                                 4
  Accumulated deferred investment tax credits                                -                3                (3)             -
  Intercompany tax payable                                                   2                                                 2
  Regulatory liabilities                                                     -                1                (1)             -
  Other deferred credits and liabilities                                     6                1                (1)             6
                                                                 --------------  ---------------  ----------------  --------------
     Total Deferred Credits and Other Non-Current Liabilities               12                5                (5)            12


Stockholders' Equity:
  Common stock                                                               2                                                 2
  Other paid-in capital                                                  3,949                                             3,949
  Retained earnings                                                      1,904                                             1,904
  Accumulated other comprehensive income (loss)                                                                                -
  Other                                                                    (10)                                              (10)
                                                                 --------------  ---------------  ----------------  --------------
          Total Common Stockholders' Equity                              5,845                -                 -          5,845

                                                                 --------------  ---------------  ----------------  --------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                        $      6,317    $           8    $           (8)   $     6,317
                                                                 ==============  ===============  ================  ==============
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